                                                                    EXHIBIT 23.1

               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Continucare 2000 Stock Option Plan of our report dated September 11, 2000 (except for the third paragraph of Note 7, as to which the date is September 27, 2000), with respect to the consolidated financial statements of Continucare Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP


Miami, Florida
May 11, 2001